UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 27, 2017

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Countryside Drive Belleville, Wisconsin 53508
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On March 27, 2017, trading plans designed to satisfy the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, were adopted by the Chief Executive Officer, Chief Financial Officer, Senior Vice President and certain directors of Duluth Holdings Inc. (the “Company”) in order to facilitate the sale of certain shares of Class B common stock, no par value (the “Shares”), of the Company.  The trading plans were established as part of each individual’s long-term strategy for asset diversification. The trading plans provide for periodic sales of Shares beginning on May 1, 2017 and ending six to twelve months from the anniversary of the first sale date depending on a plan’s terms, and, in the aggregate, for the sale of up to 404,004 Shares.  The Shares will be sold in the open market at prevailing prices, subject to minimum price thresholds.  The transactions under each trading plan will be disclosed publicly in Section 16 and Form 144 filings with the Securities and Exchange Commission.  Additionally, certain executive officers or directors of the Company may engage in open market sales or purchases of Shares.

Except as may be required by law, the Company does not undertake to report future trading plans adopted by its executive officers or directors, or to report modifications, terminations or transactions or other activities under the trading plans described hereunder or for any other officer or director of the Company, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: March 27, 2017	By: /s/ Mark M. DeOrio
Mark M. DeOrio Senior Vice President and Chief Financial Officer

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